Exhibit 4.1
THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE 1933 ACT, OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE ISSUER HEREOF, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT AS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT IS AVAILABLE.

AgileThought, Inc.

FORM OF WARRANT TO PURCHASE COMMON STOCK

Warrant No.: [●]

Date of Issuance: [The Termination Date, as defined in the Credit Agreement]

AgileThought, Inc., a corporation organized under the laws of Delaware (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the holder(s) identified on Schedule A hereto, or its assigns (collectively, the “Holder”), is entitled, subject to the terms set forth below to purchase from the Company, at the Exercise Price (as defined below) then in effect, at any time or times on or after the date hereof (the “Issuance Date”) until the Expiration Date (as defined below), [●]1 fully paid nonassessable shares of Common Stock, subject to adjustment as provided herein (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, this “Warrant”), shall have the meanings set forth in Section 15 hereof. This Warrant has been issued in connection with that certain Amended and Restated Credit Agreement, dated as of July 18, 2019, by and among IT GLOBAL HOLDING LLC, a Delaware limited liability company, 4TH SOURCE LLC, a Delaware limited liability company, AGILETHOUGHT, LLC, a Florida limited liability company, AN EXTEND, S.A. de C.V., a sociedad anonima de capital variable incorporated under the laws of Mexico, AN EVOLUTION S. DE R.L. DE C.V., a sociedad de responsabilidad limitada de capital variable incorporated under the laws of Mexico, AN GLOBAL LLC, a Delaware limited liability company, AGILETHOUGHT, INC. (f/k/a AN GLOBAL INC.), a Delaware corporation, the other Loan Parties party thereto, the financial institutions that are or may from time to time become parties thereto, and MONROE CAPITAL MANAGEMENT ADVISORS, LLC, a Delaware limited liability company (as amended, restated, supplemented, refinanced, extended or otherwise modified from time to time, the “Credit Agreement”).

1.                  EXERCISE OF WARRANT.

(a)               Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(d)), this Warrant may be exercised by the Holder at any time or times on or after the Issuance Date, in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise all or part of this Warrant and (ii)(A) payment to the Company of an amount equal to the Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash by wire transfer of immediately available funds or (B) by instructing the Company to withhold a number of Warrant Shares issuable upon such exercise of this Warrant with an aggregate Fair Market Value as of the date of the Exercise Notice equal to the Aggregate Exercise Price (a “Cashless Exercise”). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder, nor shall any ink-original signature or medallion guarantee (or other type of guarantee or notarization) with respect to any Exercise Notice be required. Execution and delivery of the Exercise Notice with respect to a number of Warrant Shares that is less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and the issuance of a new Warrant, on the same terms contained herein, evidencing the right to purchase the remaining number of Warrant Shares. On or before the first (1st) Business Day following the date on which the Company has received the Exercise Notice, the Company shall transmit by electronic mail an acknowledgment of confirmation of receipt of the Exercise Notice to the Holder and the Company’s transfer agent (the “Transfer Agent”) and shall provide to the Holder instructions for payment of the
1 $7,000,000 (provided, however, that if the Administrative Agent and Lenders receive Payment in Full, as such terms are defined in the Credit Agreement, prior to or on February 28, 2022, such amount shall be reduced to $5,000,000) divided by the average closing price of shares of Common Stock on the Principal Market for the 20 consecutive Trading Days preceding the Termination Date. “Trading Day” means any day on which the Common Stock is traded on the Principal Market. “Principal Market” means The Nasdaq Capital Market, or, if The Nasdaq Capital Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded.

Aggregate Exercise Price, if applicable. On or before the third (3rd) Business Day following the date on which the Company has received the Exercise Notice (the “Share Delivery Date”), so long as the Holder delivers the Aggregate Exercise Price (or notice of a Cashless Exercise) on or prior to noon Eastern Time on the second (2nd) Business Day following the date on which the Company has received the Exercise Notice (provided that if the Aggregate Exercise Price (or notice of a Cashless Exercise) has not been delivered by such date, the Share Delivery Date shall be two (2) Business Days after the Aggregate Exercise Price (or notice of a Cashless Exercise) is delivered), the Company shall credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s account with the Transfer Agent or, if requested by the Holder, by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee. The Company shall be responsible for all fees and expenses incurred in connection with the issuance of the Warrant Shares, including the fees and expenses of the Transfer Agent, if any. Upon delivery of the Exercise Notice and the Aggregate Exercise Price (or notice of a Cashless Exercise) therefore, the Holder shall be deemed for all corporate purposes to have become the holder of record and beneficial owner of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are delivered. If this Warrant is physically delivered by Holder to the Company in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares available for exercise pursuant to this Warrant is greater than the number of Warrant Shares Holder seeks to acquire pursuant to the current exercise, then the Company shall as soon as practicable and in no event later than three (3) Business Days after such exercise and at its own expense, issue a new Warrant (on the same terms contained herein and in accordance with Section 6(e)) representing the right to purchase the number of Warrant Shares issuable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional Warrant Shares are to be issued upon the exercise of this Warrant, but rather the number of Warrant Shares to be issued shall be rounded up to the nearest whole number. The Company shall pay (or reimburse Holder for) any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms and subject to the conditions hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination; provided, however, that the Company shall not be required to deliver Warrant Shares with respect to an exercise prior to the Holder’s delivery of the Aggregate Exercise Price (or notice of a Cashless Exercise) with respect to such exercise.

(b)               Exercise Price. For purposes of this Warrant, “Exercise Price” means $0.0001 per Warrant Share, subject to adjustment as provided herein.

(c)               Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 10 hereof.

(d)                Limitations on Exercise.

(i)    Notwithstanding anything to the contrary contained herein, the Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. Notwithstanding anything to the contrary set forth herein, by written notice to the Company, the Holder may, in its sole discretion, increase or decrease the Maximum Percentage to any other percentage not in excess of 19.999% of the Common Stock of the Company issued and outstanding on November 15, 2021 (when taken together with any shares issued pursuant to the Second Lien Agreement (as defined in the Credit Agreement), unless the Company’s shareholders shall have approved the issuance of the Monroe Supporting Shares (as defined in the Credit Agreement) and the transactions contemplated by this Warrant) specified in such notice and such percentage will be deemed the new Maximum Percentage for all purposes under this Warrant; provided, that any such increase will not be effective until the 61st day after such notice is delivered to the Company. For purposes of the preceding sentences, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including other warrants issued concurrently herewith) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 1(d). For purposes of this Section 1(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire upon the exercise of this Warrant without exceeding the Maximum Percentage, there were 41,970,915 shares of Common Stock issued and outstanding on November 15, 2021.

(ii)    If the Company receives an Exercise Notice from the Holder at a time when the when the issuance of the Warrant Shares would not comply with applicable law, including the rules and regulations of the Nasdaq Stock Market (or any securities exchange on which the Common Stock is listed) (“Applicable Law”), the Company shall (A) notify the Holder in writing of the number of shares of Common Stock issued or issuable in connection with any other transaction by the Company that may be aggregated with the issuance of the Warrant Shares under the rules and regulations of the Nasdaq Stock Market (or any other securities exchange on which the Common Stock is then listed), and to the extent that such Exercise Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 1(d), to exceed the Maximum Percentage or would not comply with Applicable Law, the Holder must notify the Company of a reduced number of Warrant Shares to be acquired pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (B) as soon as reasonably practicable, the Company shall return to the Holder any Exercise Price paid by the Holder for the Reduction Shares.

(iii)    Upon the written request of the Holder, the Company shall promptly confirm in writing or by electronic mail to the Holder the number of shares of Common Stock issued or issuable in connection with any other transaction by the Company that may be aggregated with the issuance of the Warrant Shares under the rules and regulations of the Nasdaq Stock Market (or any other securities exchange on which the Common Stock is then listed).

(iv)    For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage or the issuance of which would not comply with Applicable Law shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act.

(v)    No prior inability to exercise this Warrant pursuant to this Section 1(d) shall have any effect on the applicability of the provisions of this Section 1(d) with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(d) to the extent necessary to correct this paragraph or any portion of this Section 1(d) which may be defective or inconsistent with the intended beneficial ownership or Applicable Law limitation contained in this Section 1(d) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this Section 1(d) may not be waived and shall apply to a successor holder of this Warrant.

(e)               Required Reserve Amount. So long as this Warrant remains outstanding, the Company shall at all times keep reserved for issuance, free from preemptive or any other contingent purchase rights (other than those of the Holder), under this Warrant a number of shares of Common Stock equal to at least 100% of the maximum number of shares of Common Stock as shall be necessary to satisfy the Company’s obligation to issue shares of Common Stock under this Warrant (without regard to any limitations on exercise contained herein) (the “Required Reserve Amount”). At no time shall the number of shares of Common Stock reserved pursuant to this Section 1(e) be reduced other than proportionally in connection with any exercise of this Warrant or such other event covered by Section 2 below.

(f)               Insufficient Authorized Shares. If, notwithstanding Section 1(e), and not in limitation thereof, at any time while this Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall file a proxy statement for a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement, the Company’s board of directors shall recommend each stockholder vote in favor of such increase in authorized shares of Common Stock, the Company shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and promptly after receipt of such approval the Company shall file an amendment to its certificate of incorporation with the Secretary of State of the State of Delaware reflecting the increased in authorized shares of Common Stock.

2.                  ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a)               Adjustment Upon Dividend, Subdivision or Combination of Common Stock. If the Company shall, at any time or from time to time after the Issuance Date, (i) pay a dividend or make any other distribution upon the Common Stock without consideration or (ii) reclassify or subdivide (including by any stock split, stock dividend, recapitalization, substitutions, exchange or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to any such dividend, distribution, reclassification or subdivision will be proportionately reduced and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately increased. If the Company at any time on or after the Issuance Date combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately decreased. Any adjustment under this Section 2(a) will become effective at the close of business on the date the subdivision or combination becomes effective. The provisions of this Section 2 will similarly apply to successive stock dividends, stock splits or combinations, reclassifications, exchanges, substitutions, or other events.

(b)               Certificate as to Adjustment. As promptly as reasonably practicable following any adjustment of the Exercise Price, but in any event not later than ten (10) Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof. As promptly as reasonably practicable following the receipt by the Company of a written request by the Holder, but in any event not later than ten (10) Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer certifying the Exercise Price then in effect and the number of Warrant Shares or the amount, if any, of other shares of stock, securities or assets then issuable upon exercise of the Warrant.

3.                  FUNDAMENTAL TRANSACTIONS. Upon the occurrence of any reorganization, merger, consolidation, statutory share exchange, sale or transfer of all or substantially all of the property and assets of the Company to another Person (pursuant to which the Warrant Shares will be converted into cash, securities or other property of the Company or another Person) or similar transaction involving the Company, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, the kind and amount of cash, securities or other property of the successor corporation resulting from such transaction, equivalent in value to that which the Holder would have been entitled to in such transaction if this Warrant had been exercised immediately prior to such transaction. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after such transaction such that the provisions of this Warrant shall be applicable after such transaction, as near as reasonably can be, in relation to any shares or other securities deliverable after the transaction upon exercise of this Warrant.

4.                  NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its certificate of incorporation or bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all of the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i)  shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant and (ii) shall, so long as any of the Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrants, the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the Warrants then outstanding (without regard to any limitations on exercise).

5.                  WARRANT HOLDER NOT DEEMED A STOCKHOLDER; LEGEND; REGISTRATION RIGHTS.

(a)               No Stock Rights. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

(b)               Legend. Except as otherwise provided in this Section 5(b), each certificate for Warrant Shares initially issued upon the exercise of this Warrant, and each certificate for Warrant Shares issued to any subsequent transferee of any such certificate, shall be stamped or otherwise bear a legend in substantially the following form (the “Securities Act Legend”):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE 1933 ACT, OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE ISSUER HEREOF, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT AS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT IS AVAILABLE.
Certificates evidencing the Warrant Shares shall not contain any legend (including the Securities Act Legend), (i) while a registration statement covering the resale of such Warrant Shares is effective under the 1933 Act, (ii) following any sale of such Warrant Shares pursuant to Rule 144, (iii) if such Warrant Shares are eligible for sale under Rule 144 without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the 1933 Act (including judicial interpretations and pronouncements issued by the staff of the Securities and Exchange Commission). The Company agrees that following such time as such legend is no longer required under this Section 5(b) and upon the request of the Holder, the Company will, no later than three (3) Business Days following the delivery by a Holder to the Company or the Transfer Agent of Warrant Shares issued with a Securities Act Legend deliver or cause to be delivered to such Holder Warrant Shares free from any Securities Act Legend or other legend. The Company will use its best efforts, including delivering an opinion to the Transfer Agent at its own expense, to ensure any legend (including the Securities Act Legend) is removed in accordance with this Section 5(b).

(c)               Registration Rights. The Warrant Shares are entitled to registration rights pursuant to the Registration Rights Agreement, dated December 28, 2021, between the Company and Monroe Capital Management Advisors, LLC.

6.                  REISSUANCE OF WARRANTS.

(a)               Registration of Warrant. The Company shall register this Warrant, upon the records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary. The Company shall also register any transfer, exchange, reissuance or cancellation of any portion of this Warrant in the Warrant Register. No service charge shall be made to a Holder for any registration of transfer, but the Company may require payment of a sum sufficient to cover any transfer taxes required in connection with making of any such transfer.

(b)               Transfer of Warrant. Subject to applicable securities laws, if this Warrant is to be transferred by the Holder, the Holder shall surrender this Warrant to the Company or its Transfer Agent, as directed by the Company, together with all applicable transfer taxes, whereupon the Company will, or will cause its Transfer Agent to, forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 6(e)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 6(e)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred. The acceptance of the new Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the new Warrant that the Holder has in respect of this Warrant.

(c)               Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form (but without the obligation to post a bond) and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 6(e)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(d)               Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 6(e)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that the Company or its Transfer

Agent, as directed by the Company, shall not be required to issue Warrants for fractional shares of Common Stock hereunder, but rather the number of Warrant Shares to be issued shall be rounded up to the nearest whole number.

(e)               Issuance of New Warrants. Whenever the Company or its Transfer Agent, as directed by the Company, is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant shall (i) be of like tenor with this Warrant, (ii) represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 6(b) or Section 6(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date and (iv) have the same rights and conditions as this Warrant.

7.                  NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in writing, (a) if delivered from within the domestic United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid or electronic mail or (b) if delivered from outside the United States, by International Federal Express or electronic mail, and (c) will be deemed given (i) if delivered by first-class registered or certified mail domestic, three (3) Business Days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two (2) Business Days after so mailed and (iv) if delivered by electronic mail, upon electronic confirmation of receipt, and will be delivered and addressed as follows:

(i) if to the Company, to:

AgileThought, Inc.
222 W. Las Colinas Blvd. Suite 1650E
Irving, Texas 75039
Attention: Chief Financial Officer
Email: jorge.pliego@agilethought.com

with a copy (which copy shall not constitute notice) to:

Mayer Brown LLP
Two Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306-2112
Attn: Jennifer Carlson and Christina Thomas
Email: Jennifer.carlson@mayerbrown.com and cmthomas@mayerbrown.com

(ii) if to the Holder, to the address set forth on Schedule A.

with a copy (which copy shall not constitute notice) to:

Sidley Austin LLP
One South Dearborn
Chicago, IL 60603
Attention: Andrew R. Cardonick
Email: acardonick@sidley.com

8.                  AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended or waived and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder. No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

9.                  GOVERNING LAW; JURISDICTION; JURY TRIAL. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity,

interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address set forth in Section 7(i) above or such other address as the Company subsequently delivers to the Holder and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

10.              DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations in writing (including via facsimile or email) within two (2) Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit in writing (including via facsimile or email) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder. The Company shall cause at its expense the investment bank to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

11.              REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

12.              TRANSFER.

(a)               Holder agrees not to make any sale, transfer, assignment, hypothecation or other disposal of all or any portion of this Warrant or the Warrant Shares or any beneficial interest herein or therein, unless (i) a registration statement under the 1933 Act covering the disposition of such securities is effective or the Company is provided with an opinion of counsel reasonably satisfactory to the Company to the effect that such sale, transfer, assignment, hypothecation or other disposal will be exempt from the requirements of the 1933 Act and the registration or qualification requirements of any applicable state securities laws and (ii) the transferee shall have confirmed to the Company in writing, the representations and warranties set forth in Section 14(b).
(b)               Notwithstanding Section 12(a), this Warrant or the Warrant Shares may be transferred to (i) any Affiliate of the Holder, (ii) any Person that is a permitted Assignee under the Credit Agreement, or (iii) any successor administrative agent appointed pursuant to the Credit Agreement.

13.              SEVERABILITY; CONSTRUCTION; HEADINGS. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). This Warrant shall be deemed to be jointly drafted by the Company and Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

14.              REPRESENTATIONS AND WARRANTIES.

(a)    The Company hereby represents and warrants to the Holder and covenants that:

(i)              Organization; Authorization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted or proposed to be conducted. The Company further represents and warrants to the Holder that it has taken all necessary corporate action and has obtained all necessary approvals in connection with the issuance of this Warrant and the Warrant Shares issuable upon exercise thereof. Except as described in this Warrant, no Company shareholder approval is required in connection with the issuance of this Warrant or the Warrant Share issuable upon exercise thereof. The Company has applied to list the Warrant Shares on the Nasdaq Stock Market (or such other securities exchange on which the Common Stock is then listed). This Warrant, when executed and delivered by the Company, shall constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and by general equitable principles.

(ii)            Capitalization. The Company now has, and shall at all times keep reserved for issuance, free from preemptive or any other contingent purchase rights (other than those of the Holder), under this Warrant a number of shares of Common Stock reserved for issuance equal to the Required Reserve Amount. The Warrant Shares have been duly and validly reserved for issuance, and upon issuance in accordance with the terms of the Warrant, will be duly and validly issued, fully paid and nonassessable and free of any liens or encumbrances.

(iii)             Non-Contravention. The execution and delivery of this Warrant does not, and the issuance of the Warrant Shares in accordance with the terms of this Warrant will not (A) violate the Company’s certificate of incorporation or bylaws, (B) violate any law or regulation applicable to the Company or order or decree of any court or public authority having jurisdiction over the Company, or (C) result in a breach of any material mortgage, indenture, contract, agreement or undertaking to which the Company is a party or by which it is bound.

(b)               Representations and Warranties of the Holder. Holder hereby represents and warrants to the Company as follows:

(i)                 Organization; Authorization. The Holder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full corporate, partnership or limited liability company power and authority to enter into and to consummate the transactions contemplated by this Warrant and otherwise to carry out its obligations hereunder. The execution and delivery of this Warrant has been duly authorized by all necessary corporate, partnership or limited liability company action on the part of the Holder. This Warrant has been duly executed by the Holder, and when delivered by the Holder in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Holder, enforceable against it in accordance with its terms, except as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

(ii)              Understandings or Arrangements. The Holder is acquiring this Warrant as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of this Warrant or the Warrant Shares (this representation and warranty not limiting the Holder’s right to sell the Warrant Shares pursuant to any effective registration statement or otherwise in compliance with applicable federal and state securities laws).

(iii)            Status. At the time the Holder was offered this Warrant, it was, and as of the date hereof it is, either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the 1933 Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the 1933 Act. The Holder is not required to be registered as a broker-dealer under Section 15 of the 1934 Act.

(iv)    Experience of the Holder. The Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in this Warrant, and has so evaluated the merits and risks of such investment. The Holder is able to bear the economic risk of an investment in this Warrant and, at the present time, is able to afford a complete loss of such investment.

15.              CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a)               “1933 Act” means the Securities Act of 1933, as amended.

(b)               “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(c)               “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(d)               “Attribution Parties” means, with respect to any Person, any other Person (including any other Persons with whom the first Person is deemed to be acting with together as a group) whose beneficial ownership would be aggregated with such first Person’s (including by aggregation with one or more other Attribution Parties) for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(e)               “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f)                “Common Stock” means (i) the Company’s Class A Common Stock, par value $0.0001 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

(g)               “Expiration Date” means the date that is the fifth anniversary of the Issuance Date.

(h)     “Fair Market Value” means, as of any particular date: (a) the volume weighted average of the closing sales prices of the Common Stock for such day on all domestic securities exchanges on which the Common Stock may at the time be listed; (b) if there have been no sales of the Common Stock on any such exchange on any such day, the average of the highest bid and lowest asked prices for the Common Stock on all such exchanges at the end of such day; (c) if on any such day the Common Stock is not listed on a domestic securities exchange, the closing sales price of the Common Stock as quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association for such day; or (d) if there have been no sales of the Common Stock on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association on such day, the average of the highest bid and lowest asked prices for the Common Stock quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association at the end of such day; in each case, averaged over twenty (20) consecutive Business Days ending on the Business Day immediately prior to the day as of which “Fair Market Value” is being determined; provided, that if the Common Stock is listed on any domestic securities exchange, the term “Business Day” as used in this sentence means Business Days on which such exchange is open for trading. If at any time the Common Stock is not listed on any domestic securities exchange or quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association, the “Fair Market Value” of the Common Stock shall be the fair market value per share as determined by the Company’s board of directors in good faith.

(i)               “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

AGILETHOUGHT, INC.

By:
Name:
Title:

Accepted and agreed:
[ ]

By:
Name:
Title:

SCHEDULE A

[Name]
311 South Wacker Drive, Suite 6400
Chicago, IL 60606
Attn: Jeffrey Cupples
Email: jcupples@monroecap.com

EXHIBIT A
EXERCISE NOTICE
[To be executed only upon exercise of Warrant]
To: AgileThought, Inc.
The undersigned registered owner of the Warrant to Purchase Common Stock issued on [date] (the “Warrant”) irrevocably exercises the Warrant for the purchase of ______ shares of Class A common stock, par value $0.0001 per share (the “Warrant Shares”) of AgileThought, Inc. (the “Company”) and hereby elects to pay the Exercise Price therefore in full as follows (check applicable box):
□    pursuant to Section 1(a)(ii)(A) of the Warrant by delivery to the Company of a certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated in writing by the Company, in the amount of such Aggregate Exercise Price, or
□    pursuant to the “Cashless Exercise” option set forth in Section 1(a)(ii)(B) of the Warrant, all at the price and on the terms and conditions specified in the Warrant and requests that certificates (if any) for the Warrant Shares hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to
_______________________________________________________________, whose address is
_____________________________________________________________________________
and, if such Warrant Shares shall not include all of the Warrant Shares issuable as provided in the Warrant and the Warrant is provided herewith, that a new Warrant of like tenor and date for the balance of the Warrant Shares issuable thereunder be delivered to the undersigned or as provided in the Warrant.

_______________________________
(Name of Registered Owner)
_______________________________
(Signature of Registered Owner)
_______________________________
(Street Address)
_______________________________
(City) (State) (Zip Code)